Exhibit 99.1

Alleghany Corporation Announces End of “Go-Shop” Period

NEW YORK, April 18, 2022 – Alleghany Corporation (NYSE: Y) today announced the end of the “go-shop” period under the previously announced definitive merger agreement with Berkshire Hathaway Inc. (NYSE:BRK.A; BRK.B). Under the terms of the agreement, Alleghany and its representatives were permitted to solicit and consider alternative acquisition proposals from third parties until April 14, 2022.

During the go-shop period, Alleghany and its financial advisor solicited alternative acquisition proposals from 31 potentially interested third parties. Despite these efforts, Alleghany did not receive any alternative acquisition proposals. Following the expiration of the “go-shop”, Alleghany became bound by customary “no-shop” restrictions under the definitive merger agreement that limit its and its representatives’ ability to initiate, solicit or engage in discussions or negotiations regarding alternative acquisition proposals from third parties, except as otherwise permitted by the agreement, subject to compliance by Alleghany’s Board of Directors with its fiduciary duties. There is no termination fee payable in the event of any termination of the merger agreement.

The transaction is expected to close in the fourth quarter of 2022, subject to customary closing conditions, including approval by Alleghany stockholders and receipt of regulatory approvals.

Goldman, Sachs & Co. LLC is serving as financial advisor and Willkie Farr & Gallagher LLP is serving as legal advisor to Alleghany.

About Alleghany

Alleghany Corporation owns operating subsidiaries and manages investments, anchored by a core position in property and casualty reinsurance and insurance. Alleghany’s property and casualty subsidiaries include: Transatlantic Holdings, Inc., a leading global reinsurer; RSUI Group, Inc., which underwrites wholesale specialty insurance coverages; and CapSpecialty, Inc., an underwriter of specialty casualty and surety insurance coverages. Alleghany’s subsidiary Alleghany Capital Corporation owns and supports a diverse portfolio of eight non-financial businesses.

Forward-looking Statements

This release contains disclosures, which may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

Various forward-looking statements in this release relate to the acquisition by Berkshire Hathaway of Alleghany Corporation. Important transaction-related and other risk factors that may cause these forward-looking statements to differ include: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (ii) the completion of the transaction on anticipated terms and timing, including obtaining required stockholder and regulatory approvals, and the satisfaction of other conditions to the completion of the transaction; (iii) significant transaction costs associated with the transaction; (iv) potential litigation relating to the transaction, including the effects of any outcomes related thereto; (v) the risk that disruptions from the transaction will harm Alleghany’s business, including current plans and operations; (vi) the ability of Alleghany to retain and hire key personnel; and (vii) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction.

Additional risks and uncertainties are discussed in Alleghany’s Annual Report on Form 10-K for the year-ended December 31, 2021 filed with the Securities and Exchange Commission (the “SEC”) and subsequent filings with the SEC. All forward-looking statements speak only as of the date they are made and are based on information available at that time. Alleghany does not undertake any obligation to update or revise any forward-looking statements to reflect subsequent circumstances or events.

Important Additional Information and Where to Find It

In connection with the transaction with Berkshire Hathaway, Alleghany filed a preliminary proxy statement with the SEC on April 11, 2022. The definitive version of the proxy statement (if and when available) will be mailed or otherwise delivered to Alleghany’s stockholders.

ALLEGHANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND RELATED MATTERS.

Investors and security holders may obtain, free of charge, copies of the proxy statement (when it is available) and other documents that are filed or will be filed with the SEC by Alleghany through the website maintained by the SEC at www.sec.gov, the Investor Relations portion of Alleghany’s website at https://www.alleghany.com/investor-relations/ or by contacting Dale James at 212-752-1356.

Participants in the Solicitation

Alleghany and certain of its directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from Alleghany’s stockholders in connection with the transaction. Additional information regarding the identity of the participants, and their respective direct and indirect interests in the transaction, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the transaction (if and when they become available). Information relating to the foregoing can also be found in Alleghany’s proxy statement for its 2021 annual meeting of stockholders, which was filed with the SEC on March 15, 2021. You may obtain free copies of these documents using the sources indicated above.

Contacts

Investors

Dale James

Alleghany Corporation

212-752-1356

Dan Burch

Mackenzie Partners, Inc.

dburch@mackenziepartners.com

Media

Paul Scarpetta/Drew Brown/Warren Rizzi

Sard Verbinnen & Co.

AlleghanyCorp-SVC@sardverb.com